Exhibit 1.1

AUTOZONE, INC.
(a Nevada corporation)
$500,000,000
6.500% SENIOR NOTES DUE 2014
and
$250,000,000
7.125% SENIOR NOTES DUE 2018
UNDERWRITING AGREEMENT
Dated: July 29, 2008

Table of Contents
     i

AUTOZONE, INC.
(a Nevada corporation)
UNDERWRITING AGREEMENT
July 29, 2008
Banc of America Securities LLC
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28255
As Representative of the several Underwriters
named in Schedule I hereto
Ladies and Gentlemen:
     AutoZone, Inc., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Banc of America Securities LLC is acting as representative (the “Representative”), $500,000,000 aggregate principal amount of its 6.500% Senior Notes Due 2014 (the “2014 Notes”) and $250,000,000 aggregate principal amount of its 7.125% Senior Notes Due 2018 (the “2018 Notes”; and together with the 2014 Notes, the “Securities”) to be issued pursuant to the provisions of an Indenture dated as of August 8, 2003 (as supplemented by officers’ certificates to be dated as of August 4, 2008, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to Bank One Trust Company, N.A., as trustee (the “Trustee”).
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-152592), including a base prospectus dated July 29, 2008 (the “Base Prospectus”), relating to the Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission (i) a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities pursuant to Rule 430B and Rule 424 under the Securities Act of 1933, as amended (the “1933 Act”), and (ii) the Base Prospectus. The term “Registration Statement” means the registration statement (Registration No. 333-152592), as amended to the date of this Underwriting Agreement (this “Agreement”), including the information (if any) deemed to be part of such registration statement at the time it became effective including, if applicable, the Rule 430B Information. The term “Rule 430B Information” means any information in the Prospectus Supplement that was omitted from the Registration Statement at the time it was declared effective but is deemed to be a part of and included in the Registration Statement. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement. The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Securities that omitted the Rule 430B Information or that was captioned “Subject to Completion” and that was used after the Registration Statement became effective and prior to the execution and delivery of this Agreement, together with the Base Prospectus. As used herein, the terms “Base Prospectus,” “Prospectus,” “preliminary prospectus” and “General Disclosure Package” (as defined below) shall include in each case the documents incorporated by reference therein, and the term “Registration Statement” shall include the documents incorporated or deemed to be incorporated by reference therein or otherwise deemed by the rules and regulations of the Commission under the Securities Act (the “1933 Act Regulations”) to be a part of or included therein.
     For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be part of or included in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be part of or included in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after the execution of this Agreement.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to the Representative and to each Underwriter, as of the date hereof and as of the Closing Time (as defined below) (in each case, a “Representation Date”), as follows:
     (i) Status as a Well-Known Seasoned Issuer. The Company is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not being an “ineligible issuer” as defined in Rule 405.
     At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
     (ii) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that became effective under the 1933 Act upon filing with the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939 (the “1939 Act”).
     At the respective times the Registration Statement and each amendment thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission (the “Annual Report on Form 10-K”)) became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at each Representation Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act) and the Prospectus, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As of the time of the filing of the Final Term Sheet (as defined in Section 3(b)), the General Disclosure Package, when considered together with the Final Term Sheet, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 3:15 p.m. (Eastern time) on July 29, 2008 or such other time as agreed by the Company and the Representative.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     “Statutory Prospectus” as of any time means the prospectus supplement relating to the Securities, together with the base prospectus that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representative as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.
     (iii) Issuer Free Writing Prospectus. The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, and any Issuer Free Writing Prospectus reviewed and consented to by the Representative and included in Schedule III hereto. The Representative shall provide notice to the

Company if the distribution of the Securities has not been completed as of the Closing Time, and at such later time as the distribution of the Securities has been completed.
     (iv) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus and the General Disclosure Package, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in the offering as set forth in this Agreement and (c) at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (v) Independent Accountants. The accountants who audited the financial statements and any supporting schedules thereto incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.
     (vi) Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statements of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed therein. The supporting schedules, if any, have been prepared in conformity with GAAP and present fairly in all material respects the information required to be stated therein. The selected financial data included in the General Disclosure Package or the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.
     (vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, earnings, management or business affairs, or any development involving a prospective material adverse change in the financial condition, earnings, management or business affairs, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (viii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
     (ix) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each, a “Subsidiary” and, collectively, the “Subsidiaries”), if any, has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has corporate, limited liability company or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock, limited liability company member interests or partnership interests of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are owned by the Company, directly or through subsidiaries (with the exception of the preferred stock of AutoZone Development Corporation of which the Company owns, directly and indirectly, 1,086 shares and others own 114 shares), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock, limited liability company member interests or partnership interest of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.
     (x) Capitalization. If the General Disclosure Package or the Prospectus contains a “Capitalization” section, the stockholders’ equity and the consolidated short-

term and long-term debt of the Company is as set forth in the column entitled “Actual” under such section (except for (A) subsequent issuances thereof, if any, contemplated under this Agreement, (B) pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package or the Prospectus, (C) repurchases of shares of common stock, par value $0.01 per share, of the Company under its previously announced stock repurchase program, (D) pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package or the Prospectus and (E) increases not in excess of $50 million in the aggregate in consolidated long-term debt). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.
     (xi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xii) Authorization of the Securities. The Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement. Such Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in this Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.
     (xiii) Authorization of the Indenture. The Indenture has been, or prior to the issuance of the Securities thereunder will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (xiv) Descriptions of the Securities and Indenture. The Securities being sold pursuant to this Agreement and the Indenture conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the

Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.
     (xv) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (a) in violation of its charter or by-laws, or other organizational documents, as applicable, (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect or (c) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations, except for violations that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of or default or Repayment Event (as defined below) under, or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Subsidiaries pursuant to, any Agreements and Instruments, nor will such action result in any violation of (a) the provisions of the charter or by-laws, or other organizational documents, as applicable, of the Company or any of its Subsidiaries or (b) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     (xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as stated therein), or which might reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Prospectus, this Agreement or the Indenture, or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
     (xvii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
     (xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, this Agreement or the Indenture, except such as have been already made, obtained or rendered, as applicable, and except such that the failure to make, obtain or render would not result in a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated by the Prospectus, this Agreement or the Indenture.
     (xix) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.
     (xx) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus or (B) those which do not, singly or in the aggregate, have a Material

Adverse Effect and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the leases and subleases of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, would not result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease where such claim or claims, individually or in the aggregate, would result in a Material Adverse Effect.
     (xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xxii) Environmental Laws. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened, to the Company’s knowledge, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
     (xxiii) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (xxiv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (xxv) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.
     (xxvi) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (xxvii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (xxviii) Foreign Assets Control. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (b) Officers’ Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel to the Underwriters in connection with the offering of the Securities and dated a Representation Date shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on such Representation Date.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Securities. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule I hereto opposite its name at a purchase price of 99.391% of the principal amount of the 2014 Notes and at a purchase price of 98.900% of the principal amount of the 2018 Notes.
     (b) Terms of Public Offering. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in the Representative’s judgment is advisable. The Company is further advised by the Representative that (i) the 2014 Notes are to be offered to the public initially at 99.991% of the principal amount of the 2014 Notes (the “2014 Public Offering Price”) and (ii) the 2018 Notes are to be offered to the public initially at 99.550% of the principal amount of the 2018 Notes (the “2018 Public Offering Price” and, together with the 2014 Public Offering Price, the “Public Offering Price”), in each case, plus accrued interest, if any, from August 4, 2008 to the date of payment and delivery, and to certain dealers selected by the Representative, at a price that represents a concession not in excess of (i) 0.350% of the principal amount under the 2014 Public Offering Price and (ii) 0.400% of the principal amount under the 2018 Public Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a concession, not in excess of 0.250% of the principal amount of each of the 2014 Notes and the 2018 Notes, to any Underwriter or to certain other dealers.
     (c) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (New York City time) on August 4, 2008, or such other time not later than August 4, 2008, as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).
     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has severally agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. The Securities or certificates for the Securities, as applicable, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day prior to the Closing Time. The Securities or certificates for the Securities, as applicable, will be made available for examination and packaging by the Representative in The City of New York not later than 2:00 P.M. (New York City time) on the business day prior to the Closing Time.
          SECTION 3. Covenants of the Company. The Company covenants and agrees with the Representative and with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the 1933 Act Regulations and will notify the Representative(s) immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Filing of Amendments and Exchange Act Documents; Preparation of Final Term Sheet. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or any new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto) at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel to the Underwriters shall reasonably object. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance satisfactory to the Representative and substantially in the form of Schedule II hereto, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433; provided that the Company shall furnish the Representative with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall reasonably object. To the extent the distribution of Securities has been completed, the Company will not be required to provide the Representative with reports it is required to file with the Commission under the 1934 Act.
     (c) Delivery of Registration Statement. The Company has furnished or will deliver to the Representative and counsel to the Underwriters, without charge, signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of outside counsel to the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such outside counsel, at any such time to amend the Registration Statement, to file a new registration statement, or to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (i) promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, (ii) use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities), and (iii) furnish to the Underwriters, without charge, such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.
     (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
     (i) Restriction on Sale of Securities. During the period beginning on the date hereof and continuing to and including the Closing Time, the Company will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities or (ii) commercial paper issued in the ordinary course of business).
     (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
     (k) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(b), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     (l) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representative. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representative, and will use its reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     (m) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Representative, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) of the 1933 Act Regulations notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.
     (o) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities and any certificates for the Securities, as applicable, to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents

(including transfer agents and registrars), as well as the fees and disbursements of the Trustee, and their respective counsel, (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Securities, if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority (the “FINRA”) of the terms of sale of the Securities, if applicable, (x) the fees and expenses of any Underwriter acting in the capacity of a “qualified independent underwriter” (as defined in Section 20 of Schedule E of the bylaws of the FINRA), if applicable and (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the fifth paragraph of Section 1(a)(ii). It being understood, however, that, except as provided in this Section, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any securities by them and any advertising expenses connected with any offers they may make.
     (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or 9(a)(i) or 9(a)(iii) (only with respect to the Company’s securities), hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.
          SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Securities are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement; Filing of Prospectus. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form. The Prospectus containing the Rule 430B Information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the

Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), as applicable (or any required post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).
     (b) Opinions of Counsel to the Company. At Closing Time, the Representative shall have received the favorable opinions, dated as of Closing Time, of (i) Bass, Berry & Sims PLC, counsel to the Company, (ii) the Executive Vice President, General Counsel and Secretary of the Company and (iii) Brownstein Hyatt Farber Schreck, LLP, Nevada counsel to the Company, in form and substance reasonably satisfactory to counsel to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Annexes I, II and III hereto, respectively.
     (c) Opinion of Counsel to the Underwriters. At Closing Time, the Representative shall have received the favorable opinion and the favorable negative assurance letter, in each case, reasonably satisfactory to the Underwriters, dated as of Closing Time, of Latham & Watkins LLP, counsel to the Underwriters, together with signed or reproduced copies of each such letter for each of the other Underwriters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package, any material adverse change in the financial condition, earnings, management or business affairs, or any development involving a prospective material adverse change in the financial condition, earnings, management or business affairs, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission.
     (e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

     (f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
     (g) Ratings. At the Closing Time, the Securities shall have the ratings accorded by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations), and the Company shall have delivered to the Representative a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Representative, confirming that the Securities have such ratings. Since the date hereof, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Securities or any of the Company’s other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company’s other securities.
     (h) No Objection. If the Registration Statement or an offering of the Securities has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (i) Additional Documents. At the Closing Time, counsel to the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters.
     (j) Termination of Underwriting Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 15 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission in each case as described in paragraph 6(a)(i) above; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, in each case as described in paragraph 6(a)(i) above, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus, Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein.
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid written request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such written request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (x) such indemnifying party reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable; and (y) such indemnifying party provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.
          SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.
     The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Securities set forth opposite their respective names in Schedule I, and not joint.
               SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.
          SECTION 9. Termination.
     (a) Underwriting Agreement. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package, (1) any material adverse change in the financial condition, earnings, management or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (2) any development involving a prospective material adverse change in or affecting the financial condition, earnings, management or business of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package, in any case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Securities include Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or a declaration of a national emergency or war by the United States or other calamity or crisis or any material adverse change or development involving a prospective material adverse change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or trading generally on the New York Stock Exchange or the over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such exchange or by such market or by order of the Commission, the FINRA or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Securities include Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 15 shall survive such termination and remain in full force and effect.

          SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase hereunder (the “Defaulted Securities”), then the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 36-hour period, then:
     (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Securities to be purchased hereunder, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.
          SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative c/o Banc of America Securities LLC, 40 West 57th Street, NY1-040-27-03, New York, New York 10019, (telecopy number (646) 313-4823) Attention: High Grade Transaction Management/Legal; and notices to the Company shall be directed to it at 123 South Front Street, Memphis, Tennessee 38103, Attention: Harry L. Goldsmith, Esq., Executive Vice President, General Counsel & Secretary (telecopy number (901) 495-8374).
          SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
          SECTION 13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
          SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Representative and any other Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
          SECTION 15. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
          SECTION 16. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 17. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Representative and the Company in accordance with its terms.

Very truly yours, AUTOZONE, INC.
By:	/s/ William T. Giles
	Name:	William T. Giles
	Title:	Executive Vice President & CFO

By:	/s/ Charlie Pleas, III
	Name:	Charlie Pleas, III
	Title:	SVP, Controller

CONFIRMED AND ACCEPTED,
as of the date first above written:
BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone
Authorized Signatory

For itself and as Representative of the
underwriters named in Schedule I hereto

Schedule I

Principal Amount of
6.500% Notes Due 2014
Underwriter	to be Purchased
Banc of America Securities LLC	$185,000,000
Citigroup Global Markets Inc.	100,500,000
SunTrust Robinson Humphrey, Inc.	67,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	26,250,000
Wachovia Capital Markets, LLC	26,250,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	6,750,000
BNP Paribas Securities Corp.	6,750,000
BNY Mellon Capital Markets, LLC	6,750,000
Calyon Securities (USA) Inc.	6,750,000
Comerica Securities, Inc.	6,750,000
Fifth Third Securities, Inc.	6,750,000
First Tennessee Securities Corp.	6,750,000
Fortis Securities LLC	6,750,000
KeyBanc Capital Markets Inc.	6,750,000
Mizuho Securities USA Inc.	6,750,000
Morgan Keegan & Company, Inc.	6,750,000
NatCity Investments, Inc.	6,750,000
U.S. Bank Investments, Inc.	6,750,000
Wells Fargo Securities, LLC	6,750,000

Total	$500,000,000

Principal Amount of
7.125% Notes Due 2018
Underwriter	to be Purchased
Banc of America Securities LLC	$92,500,000
Citigroup Global Markets Inc.	50,250,000
SunTrust Robinson Humphrey, Inc.	33,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	13,125,000
Wachovia Capital Markets, LLC	13,125,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	3,375,000
BNP Paribas Securities Corp.	3,375,000
BNY Mellon Capital Markets, LLC	3,375,000
Calyon Securities (USA) Inc.	3,375,000
Comerica Securities, Inc.	3,375,000
Fifth Third Securities, Inc.	3,375,000
First Tennessee Securities Corp.	3,375,000
Fortis Securities LLC	3,375,000
KeyBanc Capital Markets Inc.	3,375,000
Mizuho Securities USA Inc.	3,375,000
Morgan Keegan & Company, Inc.	3,375,000
NatCity Investments, Inc.	3,375,000
U.S. Bank Investments, Inc.	3,375,000
Wells Fargo Securities, LLC	3,375,000

Total	$250,000,000

Schedule II
AutoZone, Inc.
Form of Final Term Sheet
Dated:                   , 2008
2014 Notes

Issuer:	AutoZone, Inc.
Size:
Maturity:
Coupon (Interest Rate):
Yield to Maturity:
Spread to Benchmark Treasury:
Benchmark Treasury:
Benchmark Treasury Price and Yield:
Interest Payment Dates:
Optional Redemption Provision:
Price to Public:
Settlement Date:
Ratings:
CUSIP:

2018 Notes

Issuer:	AutoZone, Inc.
Size:
Maturity:
Coupon (Interest Rate):
Yield to Maturity:
Spread to Benchmark Treasury:
Benchmark Treasury:
Benchmark Treasury Price and Yield:
Interest Payment Dates:
Optional Redemption Provision:
Price to Public:
Settlement Date:
Ratings:
CUSIP:
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free 1-800-294-1322 or you may e-mail a request to dg.prospectus_distribution@bofasecurities.com.

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Schedule III
Issuer Free Writing Prospectus
Final Term Sheet dated July 29, 2008

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ANNEX I
FORM OF OPINION OF BASS, BERRY & SIMS PLC
TO BE DELIVERED PURSUANT TO SECTION 5(b)
August 4, 2008
Banc of America Securities LLC
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28255
     Re:      AutoZone, Inc.
Ladies and Gentlemen:
     We have acted as counsel to AutoZone, Inc., a Nevada corporation (the “Company”), in connection with the sale to you and the several underwriters for whom you are acting as representative (the “Underwriters”) on the date hereof by the Company $500,000,000 aggregate principal amount of [___]% Senior Notes due 2014 (the “2014 Notes”) and $250,000,000 aggregate principal amount of [___]% of Senior Notes due 2018 (the “2018 Notes”; and together with the 2014 Notes, the “Notes”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2008 (File No. 333-152592) (as amended to date (but excluding the Incorporated Documents (as herein defined)), the “Registration Statement”), a Prospectus dated July 29, 2008, as supplemented by a Prospectus Supplement dated July 29, 2008, each filed with the Commission pursuant to Rule 424(b) under the Act (collectively (but excluding the Incorporated Documents) the "Prospectus”), and an underwriting agreement dated as of July 29, 2008 between the Company and you (the “Underwriting Agreement”). This letter is being rendered to you pursuant to Section 5(b) of the Underwriting Agreement. All capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Underwriting Agreement.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:
(a)	The Registration Statement, the General Disclosure Package and the Prospectus;

(b)	The reports and proxy statements filed by the Company with the Commission and incorporated or deemed incorporated in the Registration Statement and the Prospectus by reference (the “Incorporated Documents”);

(c)	The Restated Articles of Incorporation and Fourth Amended and Restated By-Laws of the Company (the “Governing Documents”) and certain resolutions of the Board of Directors of the Company;

(d)	The Indenture dated as of August 8, 2003, between the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to Bank One Trust Company, N.A., as trustee (the “Trustee”) (as supplemented by the officers’ certificates dated as of August 4, 2008, the “Indenture”);

(e)	The Underwriting Agreement;

(f)	The Global Notes representing the Notes; and

(g)	The indenture and agreements listed on Exhibit A hereto (the “Material Agreements”).
     As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Underwriting Agreement. We have not independently verified such factual matters.
     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the State of Nevada are addressed in the opinion of Brownstein Hyatt Farber Schreck, LLP, and various matters concerning the Company are addressed in the opinion of Harry L. Goldsmith, Esq., Executive Vice President, General Counsel and Secretary of the Company, each of which have been separately provided to you, and we express no opinion with respect to those matters. Our opinions set forth herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to underwritten public offerings of debt securities, provided that no opinion is expressed herein with respect to federal securities laws (except to the extent stated in paragraphs 4, 6 and 7), state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws or antifraud laws.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
1. The Indenture is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
2. The Notes, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

2

3. The execution and delivery of the Underwriting Agreement, the issuance and delivery of the Notes by the Company to you and the other Underwriters pursuant to the Indenture and the Underwriting Agreement and performance by the Company of the Indenture and the Notes on the date hereof do not:
(a)	result in the breach of or a default under any of the Material Agreements;

(b)	violate any federal or New York state statute, rule or regulation applicable to the Company or its Subsidiaries (as defined in the Underwriting Agreement) or their respective properties; or

(c)	require any consents, approvals or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case, under any federal or New York state statute, rule or regulation applicable to the Company or its Subsidiaries or their respective properties, that have not been obtained or made.
4. The Registration Statement is an automatic shelf registration statement that became effective under the Act upon filing with the Commission. Based solely on a telephonic confirmation by a member of the Staff of the Commission on August 4, 2008, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Prospectus and the Prospectus Supplement pursuant to Rule 424 under the Act has been made in accordance with Rule 424 under the Act.
5. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”).
6. The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its dates, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Act, the TIA, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or the Trustee’s Statement of Eligibility on Form T-1. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.
7. Each of the Incorporated Documents, as of its respective filing or effective date, complied as to form in all material respects with the respective applicable requirements for reports on Forms 10-K, 10-Q, and 8-K, and for proxy statements under Regulation 14A, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements or other financial data, included in, incorporated by reference in, or omitted from such reports or proxy statements. In passing upon the compliance as to form of the Incorporated Documents, we have assumed that the statements made therein are correct and complete.

3

8. The statements in the General Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities,” insofar as they purport to describe or summarize certain provisions of the Notes or the Indenture, are accurate summaries or descriptions in all material respects.
9. Based solely on a certificate of an officer of the Company as to factual matters, the Company is not, and immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     In rendering the opinions in clause (a) of paragraph 3 above insofar as they require interpretation of the Material Agreements, with your consent, (i) we have assumed that courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of New York in resolving such questions, (iii) we express no opinion with respect to the effect of any action or inaction (other than the issuance and delivery of the Notes pursuant to the Underwriting Agreement and the Indenture and performance of the Indenture and the Notes on the date hereof) by the Company under the Material Agreements that may result in a breach or default under any Material Agreement, and (iv) we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination. Because certain of the Material Agreements may be governed by other than New York law, this opinion may not be relied upon as to whether a breach or default would occur under the law actually governing such Material Agreements.
     The opinions rendered in paragraphs 1 and 2 above relating to the enforceability of the Indenture and the Notes, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 5.6 of the Indenture; (v) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; and (vi) we express no opinion with respect to whether an acceleration of the Notes may affect the collectibility of that portion of the stated principal amount thereof in excess of the public offering price ([___]% of the principal amount per Note) to the extent that such portion were determined to constitute unearned interest thereon.

4

     With your consent, we have assumed for purposes of this opinion that (i) each of the Company and the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) each of the Company and the Trustee has the requisite power and authority to execute and deliver and to perform its obligations under each of the Indenture and the Notes; (iii) each of the Company and the Trustee has duly authorized, executed and delivered each of the Indenture and the Notes (except that no such assumption is made with respect to execution and delivery thereof by the Company under the laws of the State of New York); (iv) each of the Indenture and the Notes constitutes a legally valid and binding agreement of the Trustee, enforceable against it in accordance with its terms; and (v) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations. We express no opinion as to any state or federal laws or regulations applicable to the subject transaction because of the nature or extent of the business of any parties (other than the Company or its Subsidiaries) to the Indenture, the Notes or the Underwriting Agreement.
     This letter is furnished only to you in your capacity as representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions covered hereby. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires the Notes from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion. Our opinion is rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.
Very truly yours,

5

August 4, 2008
Banc of America Securities LLC
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28255
As representative of the several Underwriters
     Re:       AutoZone, Inc.
Ladies and Gentlemen:
     We have acted as counsel to AutoZone, Inc., a Nevada corporation (the “Company”), in connection with the sale to you and the several underwriters for whom you are acting as representatives (the “Underwriters”) on the date hereof by the Company of $500,000,000 aggregate principal amount of [___]% Senior Notes due 2014 (the “2014 Notes”) and $250,000,000 aggregate principal amount of [___]% of Senior Notes due 2018 (the “2018 Notes”; and together with the 2014 Notes, the “Notes”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2008 (File No. 333-152592) (as amended to date (but excluding the Incorporated Documents (as herein defined)), the “Registration Statement”), a Prospectus dated July 29, 2008 (the “Base Prospectus”), Preliminary Prospectus supplement dated July 29, 2008, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus (but excluding the Incorporated Documents), the “Preliminary Prospectus”), the document that the Company has identified to us as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Act) and that is identified on Exhibit A attached hereto (the “Specified IFWP”), Prospectus Supplement dated July 29, 2008, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus (but excluding the Incorporated Documents), the “Prospectus”), and an underwriting agreement dated as of July 29, 2008 between the Company and you (the "Underwriting Agreement”). The reports and proxy statements filed by the Company with the Commission and incorporated in the Registration Statement, the Preliminary Prospectus and the Prospectus by reference are herein called the “Incorporated Documents.” This letter is being delivered to you pursuant to Section 5(b) of the Underwriting Agreement.
     The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement or the Prospectus or the Incorporated Documents (except to the extent expressly set forth in the numbered paragraph 8 of our opinion letter to you of even date), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Preliminary Prospectus, the Specified IFWP and the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Specified IFWP and the Prospectus and portions of certain of the Incorporated Documents and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.
     Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:
•	the Registration Statement, at the time it became effective on July 29, 2008, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Preliminary Prospectus, as of [___] p.m. New York time on July 29, 2008 (together with the Incorporated Documents at that date and the Specified IFWP), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Prospectus, as of its date or as of the date hereof, (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus, the Incorporated Documents or the Trustee’s Statement of Eligibility on Form T-1.
     This letter is delivered only to you in your capacity as representative of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions covered hereby. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires the Notes from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion. Our opinion is rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.
Very truly yours,

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ANNEX II
FORM OF OPINION OF EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL &
SECRETARY TO BE DELIVERED PURSUANT TO SECTION 5(b)
[Date]
Banc of America Securities LLC
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28255
As representative of the several Underwriters

Re:	AutoZone, Inc. Public Offering of $500,000,000 Aggregate Principal Amount of [___]% Senior Notes due 2014 and $250,000,000 Aggregate Principal Amount of [___]% Senior Notes due 2018
Ladies and Gentlemen:
     I am Executive Vice President, General Counsel and Secretary for AutoZone, Inc., a Nevada corporation (the “Company”), and am familiar with its legal affairs. I am, or other attorneys under my supervision are, also familiar with the sale to you of $500,000,000 aggregate principal amount of [___]% Senior Notes due 2014 (the “2014 Notes”) and $250,000,000 aggregate principal amount of [___]% Senior Notes due 2018 (the “2018 Notes”; and together with the 2014 Notes, the “Notes”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2008 (File No. 333-152592) (including the documents incorporated by reference therein (the “Incorporated Documents”), the “Registration Statement”), a Prospectus dated July 29, 2008 (the “Base Prospectus”), Preliminary Prospectus Supplement dated July 29, 2008, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus (but excluding the Incorporated Documents), the “Preliminary Prospectus”), the document that the Company has identified to us as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Act) and that is identified on Exhibit A attached hereto (the “Specified IFWP”), a Prospectus Supplement dated July 29, 2008, filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”), and an Underwriting Agreement dated July 29, 2008, between you and the Company (the “Underwriting Agreement”). This opinion is being rendered to you pursuant to Section 5(b) of the Underwriting Agreement.
     All capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Underwriting Agreement.
     I, or attorneys under my supervision, have made such legal and factual examinations and inquiries as I have deemed necessary or appropriate for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies. As to facts material to the opinions, statements and assumptions expressed herein, I have, with your consent, relied upon oral or written statements and representations of attorneys under my direction, officers and other representatives of the Company and others. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.
     Whenever a statement herein is qualified as to knowledge, awareness, or a similar phrase, it is intended to indicate that I do not, nor any attorney under my supervision, have current actual knowledge of the inaccuracy of such statement.
     Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:
     (1) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
     (2) Each Subsidiary has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has corporate, limited liability company or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or partnership or equity interest of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries (with the exception of the preferred stock of AutoZone Development Corporation of which the Company owns, directly and indirectly, 1,086 shares and others own 114 shares), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or partnership interest of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.
     (3) The Underwriting Agreement has been duly executed and delivered by the Company.
     (4) The Indenture dated as of August 8, 2003 (as supplemented by the officers’ certificates dated as of August 4, 2008, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to Bank One Trust Company, N.A. has been duly executed and delivered by the Company.

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     (5) To the best of my knowledge, neither the Company nor any of its Subsidiaries is in violation of its charter or bylaws and no default by the Company or any of its Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.
     (6) The execution, delivery and performance of the Underwriting Agreement and the Indenture, the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption “Use of Proceeds” and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default or repayment event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company or any of its Subsidiaries or (iii) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations, except in the case of clauses (i) or (iii) for such conflicts, creations, impositions or violations as would not, individually or in the aggregate, result in a Material Adverse Effect.
     (7) To the best of my knowledge, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Subsidiaries is a party or to which the assets, properties or operations of the Company or any of its Subsidiaries is subject, before or by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement, the Indenture or the Notes or the performance by the Company of its obligations thereunder.
     (8) All descriptions in the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects. To the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

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     (9) To the best of my knowledge, there are no statutes or regulations that are required to be described in the General Disclosure Package and the Prospectus that are not described as required.
     My opinion herein is limited to the effect on the subject transaction of the laws of the State of Tennessee. I assume no responsibility regarding the applicability to, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state, and I express no opinion herein concerning any federal law, including any federal securities law (except to the extent set forth in paragraphs 8 and 9 herein and except for the statement set forth in the penultimate paragraph hereof), or any state securities law. My opinions set forth in paragraph 6 above are based upon my consideration of only those statutes, rules and regulations which, in my experience, are normally applicable to underwritten public offerings of debt securities. In rendering the opinion in paragraph 8 as to the description in the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or its Subsidiaries are a party (the “Opinion Documents”), I have assumed that Tennessee internal law governs the Opinion Documents and I express no opinion concerning the enforceability of any choice of law provisions in the Opinion Documents under any law. Finally, I have not independently verified and I assume no responsibility for differences which may exist between Tennessee law and the law of any other jurisdiction which may govern the Opinion Documents, or the extent to which any such differences may impact adversely the validity, binding effect or enforceability of the Opinion Documents.
     This letter is furnished only to you in your capacity as representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions covered hereby. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires the Notes from you or the other Underwriters) without my prior written consent, which may be granted or withheld in my sole discretion.
Very truly yours,

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ANNEX III
FORM OF OPINION OF BROWNSTEIN HYATT FARBER SCHRECK, LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)
[Date]
Banc of America Securities LLC
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28255
As Representative for each of
the several Underwriters named
in the Underwriting Agreement referred to below
     Re:       AutoZone, Inc.
Ladies and Gentlemen:
     We have acted as special Nevada counsel to AutoZone, Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company to the Underwriters named in that certain Underwriting Agreement (defined below) of $500,000,000 aggregate principal amount of [___]% Senior Notes due 2014 (the “2014 Notes”) and $250,000,000 aggregate principal amount of [___]% Senior Notes due 2018 (the “2018 Notes”; and together with the 2014 Notes, the “Notes”), pursuant to (i) a registration statement on Form S-3 filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on July 29, 2008 (File No. 333-152592), including the Base Prospectus contained therein, as supplemented by a Prospectus Supplement, as filed with the Commission pursuant to Rule 424(b) of the Securities Act, (ii) that certain Underwriting Agreement, dated July 29, 2008, between you, as representative of the several underwriters named therein (the “Underwriters”), and the Company (the “Underwriting Agreement”) and (iii) that certain Indenture, dated as of August 8, 2003, between the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to Bank One Trust Company, N.A., as trustee (the “Trustee”) (the “Base Indenture” and as supplemented by the Officers’ Certificates (as defined below), the “Indenture”). This opinion letter is being issued and delivered to you pursuant to Section 5(b) of the Underwriting Agreement. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Underwriting Agreement.
     For the purpose of rendering this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including but not limited to the following:
     (i) the Registration Statement;

     (ii) the General Disclosure Package;
     (iii) the Prospectus;
     (iv) the Underwriting Agreement;
     (v) the global Notes representing the Notes;
     (vi) the Base Indenture;
     (vii) the Officers’ Certificate, dated as of August 4, 2008, executed by certain authorized officers of the Company pursuant to Section 3.2 of the Base Indenture, in respect of the 2014 Notes (the “2014 Notes Officers’ Certificate”);
     (viii) the Officers’ Certificate, dated as of August 4, 2008, executed by certain authorized officers of the Company pursuant to Section 3.2 of the Base Indenture, in respect of the 2018 notes (the “2018 Notes Officers’ Certificate,” and together with the 2014 Notes Officers’ Certificate, the “Officers’ Certificates”);
     (viii) the Articles of Incorporation, and the Bylaws, each as amended to date, of the Company (collectively, the “Governing Documents”);
     (ix) such corporate records, proceedings, minutes, consents, actions and resolutions of the Company as we have deemed necessary as a basis for the opinions expressed below, including, without limitation, those resolutions authorizing, among other matters, the execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation of the transactions contemplated by, the Underwriting Agreement (the “Transactions”);
     (x) the Certificate of Existence with Status in Good Standing issued by the Nevada Secretary of State on [___], 2008, with respect to the existence and good standing in Nevada of the Company on that date; and
     (xi) the certificate of an officer of the Company, of even date herewith, as to certain factual matters and any certificates of the officers of the Company required by or delivered in connection with the closing of the Transactions (collectively, the “Company Certificates”).
     We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion letter, except where a statement is qualified as to knowledge or awareness, in which case we have made no or limited inquiry as specified below. We have been furnished with, and with your consent have relied upon, as to factual matters, the Company Certificates and assurances of the officers and other representatives of the Company and of public officials as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to questions of fact material to our opinions, we have also relied upon the statements of fact and the representations and warranties as to factual matters contained in the documents we have examined; however, except as otherwise expressly indicated, we have not been requested to conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof or to determine the accuracy of any statement, and no inference as

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to our knowledge of any matters should be drawn from the fact of our representation of the Company.
     Without limiting the generality of the foregoing, in rendering this opinion letter, we have, with your permission, assumed without independent verification that: (i) the statements of fact and all representations and warranties set forth in the Underwriting Agreement are true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (ii) the obligations of each party set forth in the Underwriting Agreement, the Indenture and the Notes are its valid and binding obligations, enforceable in accordance with their respective terms; (iii) each natural person executing a document has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; (v) all documents that we have examined accurately describe and contain the mutual understanding of the parties thereto and there are no oral or written agreements or understandings, and there is no course of prior dealing between any of the parties, that would in any manner vary or supplement the terms and provisions of such documents, or of the relationships set forth therein, or which would constitute a waiver of any of the provisions thereof by the actions or conduct of the parties or otherwise, or which would have an effect on the opinions rendered herein; and (vi) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.
     As used herein, all references to: (i) “statutes,” generally, “NRS” are to the Nevada Revised Statutes as in effect on the date hereof; (ii) “Applicable Nevada Law” are to those statutes, rules and regulations of the State of Nevada, which, in our experience, are customarily applicable both to transactions of the type contemplated by the Underwriting Agreement and to general business entities which are not engaged in regulated business activities; (iii) “Nevada Governmental Authorities” are to the governmental and regulatory authorities, bodies, instrumentalities and agencies and courts of the State of Nevada, excluding its political subdivisions and local agencies; (iv) “Nevada Governmental Approval” are to any authorization, approval or consent of, notification to, or filing with, any Nevada Governmental Authority having jurisdiction over the Company required to be made or obtained by the Company pursuant to Applicable Nevada Law; and (v) “Applicable Nevada Order” are to any judgment, order, writ or decree known to us to have been issued by any Nevada Governmental Authority under Applicable Nevada Law, that is presently in effect and by which the Company is bound or to which it is subject.
     Whenever a statement herein is qualified by the phrase “to our knowledge” or “known to us” or a similar phrase, we have advised you concerning only the conscious awareness of facts in the possession of those attorneys who are currently members of or associated with this firm and who have performed legal services on behalf of the Company, and which knowledge we have recognized as being pertinent to the matters set forth herein.
     We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect on the Transactions only of the internal laws of the State of Nevada and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or to the effect thereon of, the laws of any other jurisdiction or as to matters

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of local law or the laws of local governmental departments or agencies within the State of Nevada. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.
     Based upon the foregoing, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:
     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada.
     2. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated by, the Underwriting Agreement.
     3. The Underwriting Agreement has been duly authorized by the Company.
     4. The Indenture has been duly authorized by the Company.
     5. The Notes have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the Indenture.
     6. No Nevada Governmental Approval is required for the issuance and sale of the Notes by the Company pursuant to the Underwriting Agreement, except such as may be required under state securities or “Blue Sky” laws, rules and regulations (as to which we express no opinion).
     7. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, and the consummation of the transactions contemplated thereby, do not result in a violation of (a) the Governing Documents, (b) any Applicable Nevada Law or (c) any Applicable Nevada Order.
     The opinions expressed herein are based upon the Applicable Nevada Law in effect and the facts in existence as of the date of this opinion letter. In delivering this opinion letter to you, we assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, or to conduct an inquiry into the continued accuracy of such opinions, or to apprise any addressee hereof, its counsel or its assignees of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this opinion letter, or of any change in any Applicable Nevada Law or any facts occurring after the date of this opinion letter, which may affect the opinions set forth herein. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.
     This opinion letter is rendered only to you in your capacity as Underwriters pursuant to Section 5(b) of the Underwriting Agreement and is solely for your benefit in connection with the closing of the transactions contemplated by the Underwriting Agreement and the Indenture. This

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opinion letter may not be relied upon or used by you for any other purpose, or otherwise circulated or furnished to, quoted to, or relied upon by any other person, firm or entity for any purpose, without our prior written consent in each instance.
Very truly yours,

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